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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Boat Tree, Inc.
Orlando, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 14, 1998, except for Notes 5, 9 and 10 as to which the date is September 1, 1998, relating to the financial statements of Boat Tree, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                              BDO Seidman, LLP


Orlando, Florida
September 1, 1998